UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 27, 2016

TO THE SHAREHOLDERS OF UNITED BANCSHARES, INC.:

You are cordially invited to attend the Annual Meeting of the Shareholders of United Bancshares, Inc. to be held on April 27, 2016 at 10:30 a.m. at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio, for the purpose of considering and acting on the following:

1.

Election of directors to serve until the 2017 Annual Meeting;

2.

A non-binding advisory vote to approve the compensation of our named executive officers;

3.

Adopting the 2016 Stock Option Plan;

4.

Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation; and

5.

Transacting such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 8, 2016 will be entitled to vote at the meeting.  Your vote is important.  Please vote your proxy promptly so your shares can be represented, even if you plan to attend the annual meeting.  You can vote by internet, by telephone or by using the enclosed proxy card.

March 23, 2016

By Order of the Board of Directors

/s/ Heather M. Oatman

Heather M. Oatman, Secretary

IMPORTANT

A proxy statement and proxy are submitted herewith.  As a shareholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person.  The proxy is revocable at any time prior to the exercise thereof by written notice to the Corporation, and shareholders who attend the annual meeting may withdraw their proxies and vote their shares personally if they so desire.

PROXY STATEMENT

UNITED BANCSHARES, INC.

100 South High Street

Columbus Grove, Ohio 45830

ANNUAL MEETING OF SHAREHOLDERS

April 27, 2016

INTRODUCTION

The enclosed proxy is solicited by the Board of Directors of United Bancshares, Inc. (also referred to in this Proxy Statement as “United Bancshares” or the “Corporation”), in connection with the Annual Meeting of Shareholders to be held at 10:30 a.m. on April 27, 2016 at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio (the “Annual Meeting”), or at any adjournments thereof.

The Annual Meeting has been called for the following purposes: (i) to elect the directors to serve on the Board of Directors until the 2017 Annual Meeting; (ii) to conduct a non-binding advisory vote to approve the compensation of our named executive officers (“say-on-pay”), (iii) adopting the 2016 Stock Option Plan; (iv) to ratify the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation; and (v) to transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

Shares of United Bancshares common stock may be voted by internet, by telephone or by using the enclosed proxy card.  To vote via the internet, go to the website www.investorvote.com/UBOH and follow the instructions.  To vote via telephone, call 1-800-652-VOTE (8683) and follow the instructions.  If you authorize a proxy to vote your shares over the internet or by telephone, you should not return a proxy card by mail (unless you are revoking your proxy).

This Proxy Statement and the accompanying Notice of Annual Meeting are being mailed to shareholders on or about March 23, 2016.

REVOCATION OF PROXIES AND DISCRETIONARY AUTHORITY

Shares of United Bancshares common stock can be voted at the Annual Meeting only if the shareholder is represented by proxy or is present in person.  Shareholders who execute proxies retain the right to revoke them at any time.  Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof.  Proxies may be revoked (i) by written notice to the Secretary of United Bancshares (addressed to: United Bancshares, Inc., 100 South High Street, Columbus Grove, Ohio 45830, Attention: Secretary) prior to the time the proxy is voted; (ii) by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting; or (iii) in open meeting at any time before the proxy is voted.

Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, properly executed proxies will be voted (i) FOR the nominees for director set forth in this Proxy Statement, (ii) FOR the adoption of a non-binding resolution to approve the compensation of our named executive officers, (iii) FOR the adoption of the 2016 Stock Option Plan and (iv) FOR the ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.  The proxy confers discretionary authority on the proxy holder to vote with respect to (i) the election of any person as a director where the nominee is unavailable or unable to serve, (ii) matters incident to the conduct of the Annual Meeting, (iii) an adjournment of the meeting and (iv) any other business that may properly come before the meeting or any adjournments thereof.

PERSON MAKING THE SOLICITATION

The enclosed proxy is being solicited by United Bancshares and the cost of soliciting proxies will be borne by United Bancshares.  Proxies may be solicited by mail, telephone, electronic mail or facsimile by directors, officers and employees of United Bancshares who will receive no compensation in addition to their regular compensation.  United Bancshares may decide that it is appropriate to retain a proxy solicitation firm or agency to solicit proxies.  If a proxy solicitation firm or agency is retained, United Bancshares will bear the cost.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Each share of United Bancshares common stock outstanding on March 8, 2016, the record date of the Annual Meeting, is entitled to one vote on all matters coming before the meeting.  As of March 8, 2016, United Bancshares had 3,297,094 shares of common stock issued and outstanding.  Only shareholders of record on the books of the Corporation on March 8, 2016 will be entitled to vote at the Annual Meeting either in person or by proxy.  Pursuant to the Regulations of the Corporation, the shareholders present in person or by proxy at the Annual Meeting shall constitute a quorum.

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee, your nominee is required to vote those shares in accordance with your instructions.  If the nominee does not receive instructions from the beneficial owner, the nominee will be entitled to vote the shares on certain routine items.  However, the nominee is not entitled to vote the shares (absent instructions from the beneficial owner) with respect to non-routine matters, such as amendments to organizational documents, executive compensation proposals, and the election of directors.  When the nominee does not receive instructions from a beneficial owner concerning a non-routine matter, over which the nominee has no voting discretion, a “broker non-vote” occurs.  Shares treated as broker non-votes are included for purposes of determining whether a quorum exists, however, such shares will not be counted as being in favor of or against any proposal placed before the shareholders at the Annual Meeting.

Security Ownership of Certain Beneficial Owners

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security.  Such beneficial owner under this definition need not enjoy the economic benefit of such securities.  The shareholders identified in the following table are deemed to be beneficial owners of 5% or more of the common stock of United Bancshares as of December 31, 2015.  The Corporation is not aware of any other shareholder beneficially owning 5% or more of the Corporation’s common stock.

Title of Class	Name and Address of Beneficial Owner	Numbers of Shares Beneficially Owned	Percent of Class
Common	Joe S. Edwards, Jr. 2626 Shoreline Drive Lima, Ohio 45805	185,101(1)	5.59
Common	Tontine Financial Partners, L.P., 1 Sound Shore Drive, Suite 304, Greenwich, CT 06830	323,923(2)	9.73

(1) Information is based on a Schedule 13G filed by Mr. Edwards on January 25, 2016 reporting that Mr. Edwards is deemed to be the beneficial owner of in excess of 5% of the outstanding common shares.

(2) Information is based on an amendment to Schedule 13G filed by Tontine Financial Partners, L.P. on February 5, 2016 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding common shares. Tontine Financial Partners, L.P. reported that it has shared voting power with respect to 323,923 common shares along with Tontine Management, L.L.C. and Jeffrey L. Gendell

.

Security Ownership of Management

The following table sets forth, as of March 8, 2016, the ownership of common stock by management of United Bancshares, including: (i) the common stock beneficially owned by each director, nominee for director and executive officer of United Bancshares; and (ii) the common stock beneficially owned by all officers, directors and nominees as a group.  The number of shares listed for each person includes shares held in the name of spouses, minor children, certain relatives, trusts or estates whose share ownership under the beneficial ownership rules of the Securities and Exchange Commission (the “SEC”) is to be aggregated with that of the director or officer whose share ownership is shown.

Name	Position	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding(1)
Robert L. Benroth	Director	8,000	(2)	0.24%
Anthony M.V. Eramo	Chief Financial Officer	2,386	(3)	0.07%
Heather M. Oatman	Secretary	11,581	(4)	0.35%
James N. Reynolds	Director, Chairman	62,431	(5)	1.89%
H. Edward Rigel	Director	30,325	(6)	0.92%
David P. Roach	Director	5,497		0.17%
Daniel W. Schutt	Director, Vice Chairman	22,150	(7)	0.67%
R. Steven Unverferth	Director	3,492		0.11%
Brian D. Young	Director, President and CEO	23,825	(8)	0.72%
All directors, nominees and officers as a group (9 persons)		169,687		5.14%

(1)

Reflects percentage ownership of the respective individuals based on 3,297,094 common shares outstanding on March 8, 2016.

(2)

Includes (a) 3,000 shares held jointly with Mr. Benroth’s brother; and (b) 5,000 shares held in a trust.

(3)

Includes 386 shares allocated to Mr. Eramo under the Corporation’s Employee Stock Ownership Plan.

(4)

Includes 11,302 shares allocated to Ms. Oatman under the Corporation’s Employee Stock Ownership Plan.

(5)

Includes (a) 37,790 shares owned by Mr. Reynolds’ spouse; and (b) 1,671 shares allocated to Mr. Reynolds under the Corporation’s Employee Stock Ownership Plan.

(6)

Includes 15,135 shares held in a trust of which Mr. Rigel is a co-trustee.

(7)

Includes 20,769 shares owned by Mr. Schutt through his IRA.

(8)

Includes (a) 19,678 shares allocated to Mr. Young under the Corporation’s Employee Stock Ownership Plan and (b) 1,045 shares owned by Mr. Young’s minor children.

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ITEMS OF BUSINESS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The incumbent directors of United Bancshares, totaling seven, are nominated to be elected as directors and to serve until the next annual meeting.  The following table sets forth information concerning the nominees for directors of United Bancshares:

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since(2)
Robert L. Benroth	53	Putnam County Auditor and Chief Financial Officer	Director	2003	2001
James N. Reynolds	78	Retired banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	73	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	65	Vice-President and General Manager for First Family Broadcasting of Ohio (3)	Director	2001	1997
Daniel W. Schutt	68	Retired Banker(4)	Director, Vice Chairman, President and CEO	2005	2005
R. Steven Unverferth	63	President, Unverferth Manufacturing Corporation, Inc.	Director	2005	1993
Brian D. Young	49	President and Chief Executive Officer of United Bancshares(5)	Director, EVP, Treasurer, CFO, President and CEO	2012	2008

(1)

Except as otherwise indicated in this Proxy Statement, each nominee has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of Directors of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Mr. Roach previously served as a Manager at Maverick Media Radio Stations of Ohio.

(4)

Mr. Schutt previously served as President and Chief Executive Officer of United Bancshares from January 2005 to July 2012.  Mr. Schutt is now retired Mr. Schutt has served as Vice Chairman of United Bancshares since April of 2015.  .

(5)

Mr. Young is the current President and Chief Executive Officer of United Bancshares and has served in such capacity since August 2012. Prior to his most recent appointment, Mr. Young served as the Chief Financial Officer (since 2001), the Treasurer (since 2002), and Executive Vice President (since 2005) of United Bancshares.

The Board of Directors has set the size of the Board at seven directors.  In the future, should the Board of Directors determine that additional new members would be beneficial to the Corporation, it will take action to increase the size of the Board and work with the Nominating Committee to find suitable candidates for placement on the Board.

The Board of Directors recommends that shareholders vote FOR the election of the nominees.  Shares as to which authority to vote is withheld, abstentions and broker non-votes that are present in person or by proxy will not be counted and will have no effect on the outcome of the election.  The directors are elected by a plurality of the votes cast.  As such, the seven nominees receiving the highest number of votes will be elected as directors.

Please see the narrative under the heading “Director and Nominee Qualifications” beginning on page 7 of this Proxy Statement for discussion of the qualifications of each director nominee.

Shares represented by the accompanying form of proxy will be voted FOR the election of the nominees unless contrary instructions are indicated as provided on the proxy card.  (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card).  If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board of Directors.

PROPOSAL NUMBER 2:  NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and corresponding SEC regulations require that the Corporation permit a non-binding advisory vote on the compensation of its named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the related narrative disclosure in this Proxy Statement.

This proposal, which is commonly referred to as a “say-on-pay” proposal, gives the Corporation’s shareholders the opportunity to endorse or not endorse the Corporation’s executive compensation program through the following resolution:

“RESOLVED, that the compensation of the Corporation’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosure, is hereby approved on an advisory non-binding basis.”

The Board of Directors believes that the Corporation’s compensation programs and policies attract and retain talented executives, closely tie executive pay to the performance of the Corporation, support the Corporation’s annual and long term business strategies, and align the interests of the Corporation’s executive officers with its shareholders.

For these reasons, we are asking the shareholders to support this proposal.  While the advisory vote is non-binding, the Compensation Committee and the Board of Directors value the views of the shareholders and will take into account the outcome of the vote when considering future compensation decisions for the Corporation’s named executive officers.

In relation to the vote, shareholders are encouraged to review the information provided in this proxy statement regarding compensation of the Corporation’s named executive officers in the section captioned “COMPENSATION OF NAMED EXECUTIVE OFFICERS” beginning on page 17 of this Proxy Statement.

The Board of Directors recommends that shareholders vote FOR the non-binding advisory resolution approving the Corporation’s named executive officer compensation.

Proxies received by the Corporation and not revoked prior to the Annual Meeting will be voted in favor of the non-binding advisory resolution approving the Corporation’s named executive officer compensation unless otherwise instructed by the shareholder.  Shares as to which authority to vote is withheld, abstentions and broker non-votes that are present in person or by proxy will not be counted and will have no effect on the outcome of the non-binding advisory vote.

PROPOSAL 3.   VOTE ON THE 2016 STOCK OPTION PLAN

The Board of Directors of the Company, on February 26, 2016, approved the United Bancshares, Inc. 2016 Stock Option Plan (the “Plan”) and directed that the Plan be presented to the shareholders for their approval and adoption. The Plan permits the grant of 250,000 shares of the Corporation’s common shares through stock options to key employees of the Corporation and its subsidiaries. This is approximately 7.58% of the total 3,297,094 outstanding shares of capital stock as of March 8, 2016. The following information is a brief summary of certain provisions of the Plan. The complete text of the Plan is attached to this Proxy Statement as Exhibit A.

KEY HIGHLIGHTS OF THE 2016 STOCK OPTION PLAN
Plan Administrator	The Compensation Committee
Award Types	Non-qualified stock options (“options”)
Effective Date	April 27, 2016 (subject to shareholder approval)
Term	Ten years (subject to earlier termination by Compensation Committee)
Eligible for Awards	Key employees of the Corporation or its subsidiaries who in the opinion of the Compensation Committee, can contribute significantly to the growth and successful operation of the Corporation
Estimated Number of Eligible Employees	7
Future Benefits Not Presently Determinable

Options may be granted by the Compensation Committee in its discretion and, therefore, future benefits to be allocated to any individual or group of individuals under the Plan are not presently determinable.

THE 2016 STOCK OPTION PLAN

The Plan will become effective as of the date it is approved and adopted by the shareholders of the Corporation. If it is not adopted by the shareholders, the Plan will be of no force and effect. If it is adopted, the Plan will terminate on April 27, 2026. The Compensation Committee of the Board of Directors (the “Compensation Committee”) may discontinue the Plan at any time; however, any outstanding unexercised options will continue to be exercisable in accordance with their terms.

Purpose. The overall purpose of the Plan is to secure the benefits of incentives inherent in ownership of shares by key employees, to encourage employees to increase their interest in the future growth and prosperity of the Corporation, to stimulate and sustain constructive and imaginative thinking, to further the identity of interest of those who hold positions of major responsibility in the Corporation with the interests of the Corporation’s owners, and to enable the Corporation to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

Administration and Eligibility.  The Plan will be administered by the Compensation Committee. The Compensation Committee will select the participants, determine the number of options granted, set the option price for such shares subject to the terms of the Plan and set the performance objectives, if any, for each participant. The persons eligible to receive options under the Plan are the key employees of the Corporation and its subsidiaries. The term “eligible person” refers to any such individual of the Corporation and its subsidiaries who in the opinion of the Compensation Committee can and does contribute significantly to the growth and successful operations of the Corporation and its subsidiaries. Although the Plan allows the flexibility for the Compensation Committee to consider all levels of employees, which may be considered in the future, upon the initial implementation of the Plan, it is anticipated that the Compensation Committee will grant benefits under the Plan to only the 7 executive officers of the Corporation.

Types of Ownership Incentives That May Be Granted.  Only non-qualified options to purchase capital stock (“options”) maybe granted under the Plan.

The Compensation Committee may grant options whose issuance is contingent on attainment of specified performance criteria. These can include (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xviv) working capital targets; (xx) enterprise value; (xxi) safety record; and (xxii) completion of acquisitions or business expansion.

There is no limit on the aggregate number of shares for which options may be granted to any single participant during a single calendar year or over the life of the Plan. The option price for any option granted under the Plan will not be less than 100% of the fair market value of the Corporation’s common shares on the date the option is granted.

Each option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal, as determined by the Compensation Committee. Options may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of performance goals) as the Compensation Committee may deem appropriate. No option may be exercised for a fraction of a common share. The vesting provisions of options may vary and will be evidenced by written agreement which will contain such terms and conditions (including, without limitation, vesting periods and performance goals) as the Compensation Committee may determine.

Each option granted to a participant will be exercisable during the life of the optionee and, after the participant’s death, only by the participant’s estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution.  The exercisable portion of any outstanding option will also terminate within ninety days following the termination of employment, unless termination of employment was by reason of cause, resignation with the consent of the Compensation Committee, death or incapacity (as determined by the Compensation Committee). In the event a participant is terminated from employment with the Corporation “for cause” as it is defined in the Plan, the exercisable portion of the option will terminate immediately upon such termination of employment. If a participant terminates employment “without cause,” the exercisable portion of the option will terminate ninety days after the participant ceases to be an employee subject to certain limitations contained in the Plan.  If a participant ceases to be an employee by reason of death or incapacity (as determined by the Committee), the unexercised portion of the option will immediately become vested and exercisable and will terminate unless it is exercised before the earlier of the expiration date of the option or within one year of such termination of employment.

Exercise of an option is conditioned on a participant’s payment in full for the common shares to be purchased, either: (i) in cash, (ii) with common shares owned by the participant, (iii) by broker-assisted cashless exercise, (iv) by net-settled shares or (v) by other means acceptable to the Compensation Committee.  An option is not transferable, except by will or by the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Treatment of Options Upon a Change in Control.  During the period beginning three months prior to the effective date of any change in control, as described in the Plan and summarized below, of the Corporation and ending on the first anniversary of such a change in control, one hundred percent of the options granted under the Plan which have then been outstanding for at least six months and which remain outstanding shall vest and become payable in the event that: (i) the Corporation or its subsidiary terminates the employment of the participant involuntarily for any reason other than cause, or (ii) the participant voluntarily terminates his or her employment for “good reason” (as defined in the Plan).

In addition, in the event of a change in control, the Compensation Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such options based upon the price per common share received or to be received by other shareholders of the Corporation in connection with the change in control. In the case of any option with an exercise price that equals or exceeds the price paid for a common share in connection with the change in control, the Compensation Committee may cancel the option without the payment of consideration therefor.

A change in control is defined to have occurred if: (i) any person acquires ownership of the shares of the Corporation that, together with the shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the shares of the Corporation; provided, that, a change in control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Corporation’s shares and acquires additional shares; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Corporation’s shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition(s).

Adjustments.  Appropriate adjustments in the number of common shares which can be issued, the number of shares covered by outstanding options, the option price of such shares and the price to be paid by the Corporation for shares issued pursuant to options which are subject to a right of the Corporation to reacquire such shares will be made to give effect to changes in the Corporation’s capitalization pursuant to mergers, consolidations, stock splits, stock dividends, etc. Additional clarifying language is also included to the effect that in the event of reorganization, merger or consolidation in which the Corporation is not the surviving corporation, the Corporation may cause the acquiring entity to assume the obligations of the Plan and substitute ownership incentives in the acquiring entity for the options granted under the Plan. In addition, in the event the Corporation acquires another Corporation pursuant to a reorganization, merger or consolidation in which the Corporation or a subsidiary of the Corporation is the surviving corporation, then the Corporation may issue replacement options for those ownership incentives under a plan of the non-surviving party, whose stock subject to the old ownership incentives may no longer be issued.

Amendment and Termination.  The Compensation Committee may amend the Plan. The Compensation Committee may also, by a resolution adopted by a majority of the entire Compensation Committee, discontinue the Plan. However, no amendment or discontinuance of the Plan by the Compensation Committee may, without the consent of the participant, adversely affect any option previously granted to the participant.

Federal Income Tax Consequences.  A participant does not recognize income on the grant of a nonqualified stock option. A participant recognizes ordinary income on exercise of a nonqualified stock option, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Corporation is entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

The foregoing is a summary of the current federal income tax treatment of stock option awards. The rules governing the taxation of such awards are technical and the following discussion is necessarily general in nature. Statutory and regulatory provisions governing awards are subject to change, and the application of these provisions may vary in individual circumstances.

Performance-Based Compensation.  Subject to certain exceptions, Section 162(m) of the Internal Revenue Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of options that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Future Grants.  No determination has been made with respect to future recipients of options under the Plan, and no options are currently outstanding under the Plan.  It is therefore, not possible at the present time to indicate specifically the names and positions of persons to whom future options will be granted or to whom options would have been granted had this Plan been in effect during 2015, or the number of shares, within the limitations of the Plan, to be covered by such options. The proceeds of the sale of common shares upon the exercise of options issued under the Plan constitute general funds of the Corporation and may be used by it for any purpose.

Vote Required.  The proposal to approve and adopt the Plan is contained in the following resolution which will be submitted to the shareholders for adoption at the 2016 Annual Meeting. The affirmative vote of the holders of a majority of the Corporation’s common shares present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the resolution. Proxies will be voted in favor of the following resolution unless otherwise instructed by the shareholders. The Compensation Committee recommends the adoption of the resolution.

The Board of Directors recommends that shareholders vote FOR the following resolution:

“RESOLVED, that the 2016 Stock Option Plan be, and, it hereby is, ratified, confirmed and approved.”

PROPOSAL NUMBER 4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Corporation has selected CliftonLarsonAllen LLP as the Corporation’s independent registered public accounting firm to perform the audit of the Corporation’s financial statements for the fiscal year ending December 31, 2016.  CliftonLarsonAllen LLP was the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2015 and has served the Corporation in that role since 2000.

Representatives from CliftonLarsonAllen LLP are expected to attend the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of CliftonLarsonAllen LLP as the Corporation’s independent registered public accounting firm.  Although ratification of the appointment is not required by law, the Corporation’s Regulations, the Board of Directors’ by-laws or otherwise, the Board is submitting the selection of CliftonLarsonAllen LLP to our shareholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and our shareholders.

It is intended that the common shares represented by the accompanying proxy card will be voted for the resolution ratifying the appointment of CliftonLarsonAllen LLP as the Corporation’s independent registered public accounting firm, unless contrary instructions are indicated as provided on the proxy card.  If you do not wish your shares to be voted for the resolution, please so indicate on the proxy card.  The Board of Directors recommends that the shareholders vote FOR the adoption of the following resolution.  The resolution states:

“RESOLVED, that action by the Audit Committee appointing CliftonLarsonAllen LLP as the Corporation’s independent registered public accounting firm to conduct the annual audit of the financial statements of the Corporation and its subsidiaries for the fiscal year ending December 31, 2016 is hereby ratified, confirmed and approved.”

Proxies received by the Corporation and not revoked prior to the Annual Meeting will be voted in favor of ratification of the appointment of CliftonLarsonAllen LLP unless otherwise instructed by the shareholder.  Shares as to which authority to vote is withheld or abstained will not be counted and will have no effect on the outcome of the vote. The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of CliftonLarsonAllen LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies each of the current directors and executive officers of United Bancshares.

Name	Age	Principal Occupation(1)	Positions Held with United Bancshares	Director of United Bancshares Since	Director of The Union Bank Company Since (2)
Robert L. Benroth	53	Putnam County Auditor and Chief Financial Officer	Director	2003	2001
Anthony M. V. Eramo	50	Chief Financial Officer of United Bancshares(3)	Chief Financial Officer	N/A	N/A
Heather M. Oatman	43	Secretary of United Bancshares(4)	Secretary	N/A	N/A
James N. Reynolds	78	Retired Banker; Chairman of United Bancshares	Director and Chairman	2000	1966
H. Edward Rigel	73	Farmer, Rigel Farms, Inc.	Director	2000	1979
David P. Roach	65	Vice-President and General Manager for First Family Broadcasting of Ohio(5)	Director	2001	1997
Daniel W. Schutt	68	Retired Banker(6)	Director, Vice Chairman, President and CEO	2005	2005
R. Steven Unverferth	63	President of Unverferth Manufacturing Corporation, Inc.	Director	2005	1993
Brian D. Young	49	President and Chief Executive Officer of United Bancshares(7)	Director, EVP, Treasurer, CFO, President and CEO	2012	2008

(1)

Except as otherwise indicated in this Proxy Statement, each director and officer has held the occupation identified for at least five years preceding the date of this Proxy Statement.

(2)

Indicates year first elected or appointed to the Board of The Union Bank Company, a subsidiary of United Bancshares, or either of its former affiliate banks, Bank of Leipsic or the Citizens Bank of Delphos.

(3)

Mr. Eramo was previously hired by the bank as a consultant to assist in the Accounting Department.  Prior to consulting for The Union Bank Company, Mr. Eramo had a 27 year progressive banking career, he was most recently a SVP with the Huntington National Bank until September 2014.

(4)

Ms. Oatman has served as the Secretary of United Bancshares since April 2008 and as the Human Resources Manager for The Union Bank Company since 1996.

(5)

Mr. Roach previously served as a Manager at Maverick Media Radio Stations of Ohio.

(6)

Mr. Schutt previously served as President and Chief Executive Officer of United Bancshares from January 2005 to July 2012.  Mr. Schutt is now retired.

(7)

Mr. Young is the current President and Chief Executive Officer of United Bancshares and has served in such capacity since August 2012.  Prior to his most recent appointment, Mr. Young served as the Chief Financial Officer (since 2001), the Treasurer (since 2002), and Executive Vice President (since 2005) of United Bancshares.

Director and Nominee Qualifications

The Nominating Committee of our Board of Directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the Board of Directors with respect to such candidates. The Board has not adopted a policy with respect to minimum qualifications for directors, rather the

Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests.  It is a policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Corporation and serving the long-term interest of the Corporation’s shareholders.  The committee, in making its nominations, considers all relevant qualifications of candidates for board membership, including, among other things, factors such as an individual’s business experience, industry knowledge and experience, financial background, breadth of knowledge about issues affecting the Corporation, public company experience, bank and other regulatory experience, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the NASDAQ Global Select Market.  In some cases, the Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director’s overall service to the Corporation during his or her term and any relationships and transactions that might impair such director’s independence.

While the Corporation does not have a formal diversity policy for Board membership, the Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.  Such diversity considerations are discussed by the Nominating Committee in connection with the general qualifications of each potential nominee.

Robert L. Benroth is a current director of United Bancshares and The Union Bank Company.  He currently serves as Auditor and Chief Financial Officer for Putnam County.  Mr. Benroth joined the Board of The Union Bank Company in 2001 and the Board of United Bancshares in 2003.  He serves as Chairman of the Audit Committee, and is a member of the Nominating Committee and the Employee Stock Purchase Plan Committee.  Mr. Benroth is a past member of the Accountancy Board of Ohio.

Mr. Benroth brings to the Board a breadth of relevant experience in accounting and financial matters and serves as the Board’s “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  Further, Mr. Benroth brings to the Board an institutional knowledge of The Union Bank Company due to his extensive tenure as a member of its Board.

James N. Reynolds is currently a director and Chairman of United Bancshares and a director of The Union Bank Company.  Mr. Reynolds formerly served as Chief Executive Officer of the Bank of Leipsic, a role he occupied from 1965 until 1998.  He joined the Board of the Bank of Leipsic in 1966 (and, subsequent to the acquisition of the Bank of Leipsic by The Union Bank Company, the Board of The Union Bank Company in 2000) and the Board of United Bancshares in 2000.  Mr. Reynolds also is a member of the Compensation Committee.

Mr. Reynolds provides valuable insights and industry knowledge due to his extensive career in the banking and financial services industries, including over 40 years of executive management experience.  He also brings to the Board an institutional knowledge of The Union Bank Company and United Bancshares due to his extensive tenures on those respective Boards.

H. Edward Rigel is currently a director of United Bancshares and a director of The Union Bank Company.  He joined the Board of the Bank of Leipsic in 1979 (and, subsequent to the acquisition of the Bank of Leipsic by The Union Bank Company, the Board of The Union Bank Company in 2000) and the Board of United Bancshares in 2000.  He is also President of Rigel Farms, Inc., a role that he has occupied since 1979.  Mr. Rigel serves as Chairman of the Nominating Committee and is a member of the Audit Committee.

Mr. Rigel’s executive and management experience have equipped him to contribute to the Board’s oversight of the Corporation’s management and business activities.  He also brings to the Board an institutional knowledge of the Bank of Leipsic, The Union Bank Company and United Bancshares due to his extensive tenures on those respective Boards.

David P. Roach is currently a director of United Bancshares and a director of The Union Bank Company.  He joined the Board of the Citizens Bank of Delphos in 1997 (and, subsequent to the acquisition of the Citizens Bank of Delphos by The Union Bank Company, the Board of The Union Bank Company in 2001) and the Board of United Bancshares in 2001.  He is currently the Vice-President and General Manager for First Family Broadcasting of Ohio.  Mr. Roach is a member of the Compensation Committee and the Nominating Committee.

Mr. Roach’s extensive executive and management experience have equipped him to contribute to the Board’s oversight of management and business activities.  Further, Mr. Roach brings relevant experience and an institutional knowledge of the Corporation developed through his long tenure on the Citizens Bank of Delphos, The Union Bank Company and United Bancshares Boards.

Daniel W. Schutt is currently a director and has served in that capacity for The Union Bank Company and United Bancshares since 2005.  Mr. Schutt has also served as Vice Chairman of United Bancshares since April of 2015.  Mr. Schutt formerly served as President and Chief Executive Officer of United Bancshares from January 2005 until his retirement in July 2012.  He also served as President of The Union Bank Company from January 2005 to March 2010 and as its Chief Executive Officer from January 2005 until his retirement in July 2012.

Mr. Schutt brings valuable insight and industry knowledge to the Board with over 40 years of experience, including over 25 years of experience as an executive, within the banking industry.  During his tenure as past President and Chief Executive Officer, Mr. Schutt has developed unique insights into the business activities of the Corporation and its subsidiaries and provides a wealth of institutional knowledge to the Board.

R. Steven Unverferth is currently a director of United Bancshares and The Union Bank Company.  He is also President of Unverferth Manufacturing Corporation, Inc., a large agricultural equipment manufacturer.  Mr. Unverferth became affiliated with the Board of The Union Bank Company in 1993 and joined the Board of United Bancshares in 2005.  Mr. Unverferth serves as the Chairman of the Compensation Committee and is a member of the Audit Committee.

Mr. Unverferth brings to the Board an extensive executive management and agricultural experience which equip him to contribute to the Board’s oversight of the Corporation’s management and business activities.  Further, Mr. Unverferth brings to the Board an institutional knowledge of The Union Bank Company due to his extensive tenure as a member of its Board.

Brian D. Young is currently a director and the President and Chief Executive Officer of United Bancshares and The Union Bank Company.  Mr. Young has been a director of The Union Bank Company since 2008 and of United Bancshares since 2012.  Prior to becoming President and Chief Executive Officer in August 2012, Mr. Young served in a variety of executive roles for United Bancshares including as its Chief Financial Officer since 2001 and Executive Vice President since 2005.

Mr. Young brings to the Board extensive experience in all aspects of the bank operations and management. Having served in numerous roles at The Union Bank Company and United Bancshares over the past 14 years, Mr. Young provides invaluable insight and institutional knowledge and provides the Board information as to the operations of Corporation and its subsidiaries, identifying near- and long-term challenges and opportunities for the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of conducting its business, United Bancshares, for itself or through its banking subsidiary, may engage in transactions with the employees, directors and managers of United Bancshares and The Union Bank Company which may include, but not be limited to, loans.  With the exception of certain discounts available to employees which are administered in accordance with Ohio banking law, all banking transactions with directors, employees or managers of United Bancshares, or its subsidiary, are conducted on the same basis and terms as would be provided to any other bank customer.  In addition, each of these transactions was made on terms similar to those that could have been negotiated with an unaffiliated third party.

To the knowledge of United Bancshares, no director, officer or affiliate of the Corporation, owner of record or beneficially of more than 5% of the Corporation’s common stock, or any associate of any such director, officer, affiliate of the Corporation or security holder, is an adverse party to the Corporation or its subsidiary or has a material interest that is adverse to the Corporation or its subsidiary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires United Bancshares’ officers and directors and persons who own more than 10% of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% shareholders are required to furnish United Bancshares with copies of all Section 16(a) forms they file.  During 2015, R. Steven Unverferth inadvertently missed the deadline to file the disclosure filing of certain transactions on Form 4 (a statement reporting changes in beneficial ownership). However, such transaction was promptly disclosed by virtue of the filing of the appropriate form with the SEC. Based solely on the Corporation’s review of the Section 16(a) forms received by it and by statements of officers and directors concerning their compliance with the applicable filing requirements, and with the exception as noted above, the officers, directors and greater than 10% beneficial owners of United Bancshares have complied with all applicable filing requirements during the calendar year 2015.

CORPORATE GOVERNANCE

Board of Directors Meetings

The Board of Directors met twelve times during the fiscal year ended December 31, 2015.  The directorate as a whole attended all of the Board meetings.  United Bancshares encourages its directors to attend its Annual Meetings of Shareholders, and all directors attended the 2015 Annual Meeting of Shareholders.  Directors receive up to $10,500 annual compensation for their service on the Board of Directors of United Bancshares.  Additionally, the Chairman of the Board receives $5,750, the Chairman of the Audit Committee receives $2,875, the Chairman of the Nominating Committee receives $600 and the Chairman of the Compensation Committee receives $600 for their service in these positions.  Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.  All of the directors of United Bancshares also serve as directors of United Bancshares’ depository subsidiary, The Union Bank Company.  Each of the outside directors receives additional compensation for their services as a director of a subsidiary.

Board Leadership Structure and Risk Oversight

The Chairman of the Board is a director and presides at meetings of the Board.  The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors.  Currently, the offices of Chairman of the Board and Chief Executive Officer are separated.  Such separation enables the Chairman to devote his time to managing the Board and the Chief Executive Officer to focus on the operations of the Corporation.  The Corporation has no fixed policy with respect to separation of the offices of the Chairman of the Board and Chief Executive Officer, and the Board believes it is in the best interests of the Corporation and its shareholders to review the leadership structure from time to time.

The Board of Directors is responsible for consideration and oversight of risks facing the Corporation, and is responsible for ensuring that material risks are identified and managed appropriately.  Several oversight functions are delegated to committees of the Board with such committees regularly reporting to the full Board the results of their respective oversight activities.  As part of this process, the Board reviews management’s risk-assessment process and periodically reviews the most important enterprise risks to ensure that compensation programs do not encourage excessive risk-taking.  Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a Board committee.

Board of Directors Independence

Each year, the Board of Directors reviews the relationships that each director has with the Corporation and with other parties.  Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, LLC (“NASDAQ”) Rules and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are considered to be independent directors.  The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members.  These factors include its members’ current and historic relationships with the Corporation and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Corporation; and the relationships between the Corporation and other companies of which the Corporation’s Board members are directors or executive officers.  After evaluating these factors, the Board of Directors has determined that all of the directors, with the exception of Daniel W. Schutt and Brian D. Young, are independent directors of the Corporation within the meaning of applicable NASDAQ Rules.

Independent members of the Board of Directors of the Corporation meet in executive session without management present, and are scheduled to do so at least two times per year.  The Board of Directors has designated James N. Reynolds as the presiding director for these meetings.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or the individual chairman of standing committees of the Board of Directors by writing directly to those individuals at the following address: 100 South High Street, Columbus Grove, Ohio 45830.  The Corporation’s general policy is to forward, and not to intentionally screen, any mail received at the Corporation’s corporate office that is sent directly to an individual.

Code of Ethics

The Board of Directors has adopted a Code of Ethics which is applicable to the Chief Executive Officer, Chief Financial Officer and all other senior financial officers.  The Code of Ethics is periodically reviewed and updated by the Board of Directors, as necessary.  A copy of the Code of Ethics may be found on the Corporation’s website at http://www.theubank.com/2705/mirror/united-bancshares.htm.  In addition, the Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Nominating Committee

The Corporation has a Nominating Committee, the members of which are H. Edward Rigel (Chairman), Robert L. Benroth, and David P. Roach.  Each member of the Nominating Committee is independent within the meaning of applicable NASDAQ Rules.  The Nominating Committee, which was formed in 2003, is responsible for reviewing the qualifications of potential candidates for the Board of Directors, including those potential candidates submitted by shareholders. In addition, the Nominating Committee recommends to the Board of Directors candidates for election as directors at the Annual Meeting of Shareholders and candidates to fill vacancies on the Board of Directors.  United Bancshares does not have a formal policy regarding consideration of such recommendations; however, any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by the Board of Directors are evaluated, as described below.  Shareholders may send director nomination recommendations to the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830.  The Nominating Committee met a total of one time during the fiscal year ended December 31, 2015.  The Nominating Committee has adopted a written charter which may be found on the Corporation’s website at http://www.theubank.com/2705/mirror/united-bancshares.htm.

It is the policy of the Nominating Committee that candidates for director possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and have skills and expertise appropriate for the Corporation and serving the long-term interest of the Corporation’s shareholders.  The Nominating Committee’s process for identifying and evaluating nominees is as follows: (1) in the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Corporation during their term, including the number of meetings attended, level of participation, quality of performance, and any related party transactions with the Corporation during the applicable time period; and (2) in the case of new director candidates, the Nominating Committee first conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors.  The Nominating Committee may conduct an interview of a possible candidate and then meet to discuss and consider such candidate’s qualifications, including whether the nominee is independent for purposes of the NASDAQ Rules.  It then selects a candidate for recommendation to the Board of Directors by majority vote.  In seeking potential nominees, the Nominating Committee uses its network of contacts and those who have expressed interest to compile a list of potential candidates.  To date, the Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.  The Nominating Committee meets as many times as necessary to determine the nominees for the Board of Directors for the next annual meeting.

Compensation Committee

United Bancshares has a Compensation Committee, the members of which are David P. Roach, James N. Reynolds and R. Steven Unverferth (Chairman).  Each member of the Compensation Committee is independent within the meaning of applicable NASDAQ Rules and all are non-employee directors within the meaning of Section 162 of the Internal Revenue Code and Rule 16b-3 under the Exchange Act.  In determining the independence of Compensation Committee members, the Board of Directors considers the source and amount of compensation received by the members and whether the member is affiliated with the Corporation or its subsidiary. The Compensation Committee is responsible for reviewing the compensation, performance and retention related issues with respect to the executive officers of United Bancshares.  A written charter for the Compensation Committee was adopted on February 18, 2014, as required by NASDAQ Rule 5605(d)(1). In 2015, the Compensation Committee met two times.

The Compensation Committee of the Board of Directors is responsible for developing recommendations with respect to the compensation to be paid to the Corporation’s executive officers and for the performance review of the Chief Executive Officer as well as developing the executive compensation principles, policies and programs for all of our executive officers.  In establishing the final compensation for the named executive officers, the Compensation Committee proposes the compensation amounts to the Board of Directors, which makes any necessary changes to the compensation and gives final approval of the compensation.

Audit Committee

The Corporation has an Audit Committee, the members of which are R. Steven Unverferth, H. Edward Rigel and Robert L. Benroth (Chairman).  The Audit Committee was created and a written charter for the Audit Committee was adopted on August 8, 2000, and amended on February 15, 2005.  All of the members of the Audit Committee are (i) independent directors as defined in NASDAQ Rule 5605(a)(2); (ii) meet the criteria for independence set forth in Rule 10A(m)(3) of the Securities Exchange Act of 1934; and (iii) have not participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.  The Board of Directors has determined that Robert L. Benroth is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.  The Audit Committee has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence with management.  The primary functions of the Audit Committee are to oversee: (i) the audit of the financial statements of the Corporation provided to the SEC, the Corporation’s shareholders and to the general public; (ii) the Corporation’s internal financial and accounting controls and processes; and (iii) the independent audit process.  The Audit Committee met a total of six times during the fiscal year ended December 31, 2015. A copy of the Audit Committee Charter may be found on the Corporation’s website at http://www.theubank.com/2705/mirror/united-bancshares.htm.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed our audited financial statements for 2015 with our management: (ii) discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16 “Communication with Audit Committees”, (iii) received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence; and (iv) has discussed with our independent registered public accounting firm its independence.  Based on the review and discussions with management and our independent registered public accounting firm referred to above, the audit committee recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2015, and filed with the Securities and Exchange Commission.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Engagement of Independent Compensation Consultant

The Compensation Committee has the sole authority to engage the services of any compensation consultant or advisor. In 2016, the Compensation Committee engaged Cowden Associates, Inc. (“Cowden”) to provide consulting services surrounding executive compensation programs and policies.  Cowden is an independent third-party consulting group that focuses on providing compensation consulting to various financial institutions and community banks throughout the country.  Cowden was hired directly by the Compensation Committee and does not provide any additional services to the Corporation or its subsidiaries besides consulting services.  The Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934 and determined that Cowden’s work does not raise a conflict of interest. The scope of the initial consulting engagement for Cowden includes performing services regarding the adoption of the 2016 Stock Option Plan.  Cowden will work with the Compensation Committee to assist in determining the amount of awards, including preparation of individual award agreements, estimation of potential benefits, estimated expenses, and related communication.

Summary Compensation Table

The following table sets forth the compensation paid by United Bancshares on a consolidated basis to its Principal Executive Officer, its Principal Financial Officer and its most highly compensated executives.  There were no other named executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2015.

Name and Principal Position	Year	Salary($) (i)	Bonus($) (ii)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(iii)	All Other Compensation($) (iv)	Total ($)
Brian D. Young,(1) President and Chief Executive Officer of United Bancshares	2015 2014 2013	299,260 280,063 261,450	30,000 28,500 21,000	N/A N/A N/A	N/A N/A N/A	21,504 19,138 16,982	23,850(2) 23,400 (3) 22,950(4)	374,614 351,101 322,382
Anthony M.V. Eramo(5) Chief Financial Officer of United Bancshares	2015	92,885(6)	100	N/A	N/A	N/A	38,238(7)	131,223
Heather M. Oatman, Secretary of United Bancshares	2015 2014 2013	122,720 116,527 112,245	11,600 11,600 10,000	N/A N/A N/A	N/A N/A N/A	1,831 1,651 1,488	12,089(8) 11,532 (9) 11,002(10)	148,240 141,310 134,735
Diana L. Engelhardt(11) Former Chief Financial Officer of United Bancshares	2015 2014 2013	120,470 166,844 160,564	14,500 14,600 11,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	81,028 (12) 16,330 (13) 15,441(14)	215,998 197,774 187,005

(1)

Mr. Young became President and Chief Executive of United Bancshares on August 1, 2012.  Prior to that date, Mr. Young served as the Chief Financial Officer, Executive Vice President and Treasurer of United Bancshares.

(2)

Includes $7,950 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2015, and $15,900 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(3)

Includes $7,800 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2014, and $15,600 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(4)

Includes $7,650 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2013, and $15,300 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(5)

Mr. Eramo became Chief Financial Officer for United Bancshares on September 5, 2015. From June 1, 2015 through September 4, 2015, Mr. Eramo was employed by the Corporation as Senior Vice President of Strategic Initiatives.

(6)

Includes $31,730 earned by Mr. Eramo as Senior Vice President of Strategic Initiatives and $61,155, representing the pro-rata amount of Mr. Eramo’s salary as Chief Financial Officer.

(7)

Includes (a) $2,790 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2015; (b) $5,060 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan; and (c) $30,388 in consulting fees pursuant to a consultant agreement between Mr. Eramo and The Union Bank Company for consulting services provided by Mr. Eramo prior to joining the company as Senior Vice President in June 2015 and his subsequent appointment as Chief Financial Officer.

(8)

Includes $4,030 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of

Directors to all employees during 2015, and $8,059 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(9)

Includes $3,844 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2014, and $7,688 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(10)

Includes $3,667 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2013, and $7,335 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(11)

Ms. Engelhardt served as Chief Financial Officer of United Bancshares from August 1, 2012 until September 4, 2015.

(12)

Includes (a) $4,569 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2015; (b) $9,137 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan; (c) a payment of $50,000 pursuant to a Agreement and General Release under which Ms. Engelhardt provided consulting services to the Corporation from September 5, 2015 through December 31, 2015; and (d) $17,322 in unused vacation earnings.

(13)

Includes $5,443 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2014, and $10,887 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

(14)

Includes $5,147 of discretionary contributions to the Corporation’s Employee Stock Ownership Plan, pursuant to the grant by the Board of Directors to all employees during 2013, and $10,294 of matching contributions pursuant to the terms of the Employee Stock Ownership Plan.

The total compensation package of executive officers of the Corporation includes (i) base salary, (ii) discretionary annual cash bonuses, (iii) deferred compensation, and (iv) other compensation, which includes discretionary and matching contributions to the Corporation’s Employee Stock Ownership Plan for the executives’ benefit and the Salary Continuation Agreements.  Executive officers also receive other employee benefits generally available to all employees of the Corporation, including participation in medical plans and the Employee Stock Purchase Plan.

The Corporation has accrued $84,416 through December 31, 2015 related to Mr. Young’s Amended and Restated Salary Continuation Agreement.  Such amounts have not been funded and Mr. Young is fully vested in such amounts.

Mr. Young is employed pursuant to an Agreement dated July 18, 2006, which does not have an ending date.  It also does not set a base salary, but provides for certain termination payments described in the “Potential Payments on Termination or Change in Control” section below.

Mr. Eramo and Ms. Oatman are not employed pursuant to employment agreements with the Corporation.

At the April 2013 Annual Meeting, the Corporation held its “say-on-pay” advisory shareholder vote on the compensation of the Corporation’s named executive officers as well as its “say-when-on-pay” advisory vote.  The Corporation’s proposal regarding the “say-on-pay” vote had broad support among its shareholders.  The 2013 “say-on-pay” vote results were 86.6% in favor.   At the “say-when-on-pay” advisory vote in 2013, the Corporation’s shareholders voted to hold an advisory shareholder vote on the compensation of its named executive officers once every three years. The next advisory shareholder vote regarding “say-on-pay” and “say-when-on-pay” will occur in 2019.

Defined Benefit Plan Disclosure

Executive Supplemental Income Plan

The following table contains information related to our named executive officers’ participation in our non-qualified deferred compensation plan for the fiscal year ended December 31, 2015.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Brian D. Young,(2) President and Chief Executive Officer of United Bancshares	N/A	21,504	N/A	N/A	84,416
Heather M. Oatman, Secretary of United Bancshares	N/A	1,831	N/A	N/A	12,964

(1)

Such amounts have been expensed and are reflected as an accrued liability by the Corporation, but have not been funded.

(2)

Mr. Young became President and Chief Executive of United Bancshares on August 1, 2012.  Prior to that date, Mr. Young served as the Chief Financial Officer, Executive Vice President and Treasurer of United Bancshares.

The Union Bank Company sponsors supplemental income plans.  These nonqualified retirement plans benefit certain individuals designated by the Board of Directors of The Union Bank Company.  The supplemental income plans provide eligible individuals with supplemental retirement benefits, the amount of which is based upon the individual’s years of service with The Union Bank Company.  Currently, Mr. Young and Ms. Oatman are among those individuals who participate in the plans.  The formula by which benefits are determined is based upon age, years of service, age at retirement and actuarially determined variables.  Under Mr. Young’s plan, his retirement benefit, if he retires at age 60, will be a lump sum distribution of approximately $528,988.  Under Ms. Oatman’s plan, her retirement benefit, if she retires at age 65, will be a lump sum distribution of approximately $144,000.  The current accrued values of the named executive’s plans are $84,416 and $12,964 for Mr. Young and Ms. Oatman, respectively.

Benefits under the supplemental income plan become payable when the designated individual’s employment terminates with The Union Bank Company due to normal retirement, early retirement, death or disability.

Potential Payments upon Termination or Change in Control

The Chief Executive Officer’s Employment Agreement, Amended and Restated Salary Continuation Agreement and Change in Control Agreement, and Secretary’s Salary Continuation Agreement provide for payments and/or vesting of benefits under certain circumstances in connection with termination of employment and a change in control.  The triggering events for payments and vesting of benefits in the various agreements and plans are relatively common for agreements and plans of this nature, and are designed to provide for fair treatment of the participants under the various circumstances and to reasonably reward the participants for their loyalty and commitment to the Corporation.  The following section describes the potential payments and other benefits that would have been received by each named executive if there had been a change in control or other termination of their employment with the Corporation on the last day of 2015.

While the definition of change in control varies among our various agreements and plans, in general a “change in control” means a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation.

Brian D. Young

Under the terms of Mr. Young’s employment agreement, if a change in control were to have occurred at the end of 2015, Mr. Young would have been entitled to the lesser of $737,500 (2.5 times his base salary as the date of the change of control), or one dollar less than the largest amount that could be paid to him without the payment qualifying as a “parachute payment” under Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended.  The Corporation would have had to make the payment within 15 days of the change in control.  The Corporation would also have to pay the premiums for Mr. Young’s COBRA insurance for one year following the termination.

Also, in the event that Mr. Young’s employment was terminated in connection with the change in control, he also would be entitled to the entire amount accrued under his Salary Continuation Agreement, or $84,416 to be paid within 90 days from the change in control.

In the event that Mr. Young was terminated without cause, or resigned due to (a) a material diminution of his duties, responsibilities, compensation or benefits, (b) a reduction in his base salary, (c) a required relocation of more than 20 miles from Columbus Grove, Ohio, or (d) a disagreement as to the strategic plan of the Corporation, Mr. Young would be entitled to the same benefits as if a change in control happened.  In addition, in such event, Mr. Young would have been entitled to a payment of $84,416 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young was terminated for cause, Mr. Young would be entitled to payment of his base salary through the end of his employment, and no further payments.

In the event that Mr. Young voluntarily resigned other than for the reasons listed above, or was disabled at the end of 2015, he would be entitled to payment of his base salary through the end of his employment, and would be entitled to a payment of $84,416 (the amount accrued under the Salary Continuation Agreement).

In the event that Mr. Young’s employment with the Corporation terminated due to death at the end of 2015, his beneficiaries would be entitled to the payment of his base salary through the end of his employment, and would be entitled to a payment of approximately $528,988.

 Heather M. Oatman

Under the terms of Ms. Oatman’s Salary Continuation Agreement, in the event that Ms. Oatman’s employment was terminated in connection with a change in control of the Corporation in 2015, she would be entitled to the entire amount accrued under the Salary Continuation Agreement, or $12,964 to be paid within 90 days from the change in control.

In the event that Ms. Oatman was terminated for cause, Ms. Oatman would be entitled to payment of her base salary through the end of her employment, and no further payments.

In the event that Ms. Oatman voluntarily resigned other than for the reasons listed above, or was disabled at the end of 2015, she would be entitled to payment of her base salary through the end of her employment, and she would be entitled to a payment of $12,964 (the amount accrued under the Salary Continuation Agreement).

In the event that Ms. Oatman’s employment with the Corporation terminated due to death at the end of 2015, her beneficiaries would be entitled to the payment of her base salary through the end of her employment, and would be entitled to a payment of approximately $144,000.

Compensation of the Directors

The following table contains information concerning the compensation earned in 2015 by the Corporation’s directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
Robert L. Benroth	23,275 (1)	N/A	N/A	23,275
James N. Reynolds	26,150 (2)	N/A	50,000	76,150
H. Edward Rigel	21,100 (3)	N/A	N/A	21,100
David P. Roach	20,300 (4)	N/A	N/A	20,300
Daniel W. Schutt	20,600 (5)	N/A	40,000 (6)	60,600
R. Steven Unverferth	20,200 (7)	N/A	N/A	20,200
Brian D. Young(8)	N/A	N/A	N/A	-

(1)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation, $2,875 in compensation for service as Chairman of the Audit Committee, $9,600 in compensation for service on the Board of Directors of The Union Bank Company and $300 in compensation for service on the Board Credit Committee of The Union Bank Company.

(2)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation, $5,750 in compensation for service as Chairman of the Board, $9,600 in compensation for service on the Board of Directors of The Union Bank Company and $300 in compensation for service on the Board Credit Committee of The Union Bank Company.

(3)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation, $9,600 in compensation for service on the Board of Directors of The Union Bank Company, $400 in compensation for service on the Board Credit Committee of The Union Bank Company and $600 in compensation for service as Chairman of the Nominating Committee.

(4)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation, $9,600 in compensation for service on the Board of Directors of The Union Bank Company and $200 in compensation for service on the Board Credit Committee of The Union Bank Company.

(5)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation and $9,600 in compensation for service on the Board of Directors of The Union Bank Company and $500 in compensation for service on the Board Credit Committee of The Union Bank Company.

(6)

Includes $40,000 benefit distribution paid in 2015.

(7)

Constitutes $10,500 in compensation for service on the Board of Directors of the Corporation, $8,800 in compensation for service on the Board of Directors of The Union Bank Company, $300 in compensation for service on the Board Credit Committee of The Union Bank Company and $600 in compensation for service as Chairman of the Compensation Committee.

(8)

Mr. Young receives no compensation related to his capacity as a director of United Bancshares and The Union Bank Company.

The Corporation’s directors receive up to $10,500 annual compensation for their service on the Board of Directors of United Bancshares and up to $9,600 for their service on the Board of Directors of the Corporation’s wholly owned subsidiary The Union Bank Company. Additionally, the Chairman of the Board receives $5,750, the Chairman of the Audit Committee receives up to $2,875, the Chairman of the Nominating Committee receives up to $600 and the Chairman of the Compensation Committee receives up to $600 for their service in these positions.  Finally, members of The Union Bank Company’s Board Credit Committee, receive up to $100 per meeting for their service. Inside directors are not compensated for their services as directors beyond their salaries received from United Bancshares or its subsidiaries.

As a result of its 2000 acquisition of the Bank of Leipsic (“Leipsic”), The Union Bank Company, the Corporation’s wholly owned subsidiary, has an agreement to provide retirement benefits to Mr. Reynolds, who previously served as the President of Leipsic.  Under the agreement, $50,000 is paid per year until 2021. At December 31, 2015, the net present value (based on the 7% discount rate) of future deferred compensation payments amounted to approximately $245,839.

Under the terms of Mr. Schutt’s Executive Supplemental Income Agreement, he is entitled to a retirement benefit for previously serving as the President and Chief Executive Officer of United Bancshares of $40,000 per year for 15 years. At December 31, 2015, the net present value (based on the 7% discount rate) of future deferred compensation payments amounted to approximately $326,761.

INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the Board of Directors for the current year is CliftonLarsonAllen LLP, One Seagate Center, Suite 2650, Toledo, Ohio 43604.  A representative of the principal accountant will be present at the Annual Meeting, will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by CliftonLarsonAllen LLP for professional services rendered for the annual audit of the Corporation’s consolidated financial statements for the 2015 and 2014 fiscal years and the reviews of the consolidated financial statements included in the Corporation’s Quarterly Reports on Form 10-Q were $152,975 in 2014 and $128,039 in 2015.

Audit-Related Fees

The aggregate fees billed by CliftonLarsonAllen LLP for assurance and related services that are reasonably related to the performance of the audit of the Corporation’s financial statements and not reported under “Audit Fees” were $16,400 for 2015 and $15,900 for 2014.  The services for the fees disclosed under this category relate to the audit of the Corporation’s ESOP benefit plan in 2014 and 2015.

Tax Fees

There were no aggregate fees billed by CliftonLarsonAllen LLP for professional services rendered for miscellaneous tax matters in 2015 and 2014.

All Other Fees

There were no other fees of CliftonLarsonAllen LLP not included in “Audit Fee,” “Audit-Related Fees” or “Tax Fees” for the two most recent fiscal years.

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee is responsible for the approval of all audit and permitted non-audit services performed by the independent public accountants for the Corporation.  The entire Audit Committee is responsible for deciding to engage its independent auditor, and determines whether to approve all audit and permitted non-audit services performed by the independent accountants.  As such, no other pre-approval policies or procedures are currently in place. The Audit Committee approved 100% of the audit services performed by CliftonLarsonAllen LLP.  There were no non-audit services provided by CliftonLarsonAllen LLP to the Corporation in 2015 and 2014.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 27, 2016.  The proxy statement and annual report to security holders are available at http://www.theubank.com/ubohproxystatement.html.

The proxy statement, annual report to security holders and form of proxy are being made publicly available, free of charge, on the aforementioned website, which will remain available through the conclusion of the Annual Meeting of Shareholders to be held on April 27, 2016 at 10:30 a.m. at The Union Bank Company, 100 South High Street, Columbus Grove, Ohio.  If you need directions to the location of the annual meeting in order to attend the meeting and vote in person, please contact Heather M. Oatman at (419) 659-2141.

SHAREHOLDER PROPOSALS

FOR 2017 ANNUAL MEETING

In order for any shareholder proposal for the 2017 Annual Meeting of Shareholders to be eligible for inclusion in the Corporation’s proxy statement relating to that meeting and to be presented for shareholder action at that meeting, it must be received by the Secretary of the Corporation at 100 South High Street, Columbus Grove, Ohio 45830, prior to November 23, 2016  The form of proxy distributed by the Corporation with respect to the 2017 Annual Meeting of Shareholders may include discretionary authority to vote on any matter which is presented to the shareholders at the meeting if the Corporation does not receive notice of that matter at the above address prior to February 6, 2017

OTHER MATTERS

The Board of Directors does not know of any other business to be presented at the Annual Meeting and does not intend to bring other matters before the Annual Meeting.  However, if other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Corporation.

By order of the Board of Directors

/s/ Brian D. Young

Brian D. Young

President and Chief Executive Officer

Exhibit A

UNITED BANCSHARES, INC.

2016 STOCK OPTION PLAN

1.

Purposes:  The purposes of this Plan are: (i) to secure for United Bancshares, Inc. and its Subsidiaries the benefits of incentives inherent in ownership of Shares by Eligible Persons; (ii) to encourage Eligible Persons to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Persons; (iii) to further the identity of interest of those who hold positions of major responsibility in the Company with the interests of the Company’s owners; and (iv) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent, Eligible Persons.

2.

Definitions:  Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this Section.

a.

Agreement: An Agreement between the Company and an Eligible Person which describes the form, number and terms of the Options granted to an Eligible Person pursuant to the Plan.

b.

Board of Directors:  The Board of Directors of United Bancshares, Inc.

c.

Cause: Cause shall mean the occurrence, as determined by the Committee in its sole and absolute discretion, of any of the following:

i.

the failure (other than a failure resulting from an Eligible Person’s incapacity due to physical illness) by an Eligible Person to perform such duties as are reasonably imposed on him by the Committee or responsible officer(s) of the Company in its or their sole and absolute discretion, the Eligible Person’s violation of the Plan, an Agreement or any applicable employment or consulting agreement, as determined by the Committee in its sole and absolute discretion.

ii.

the willful and continued engagement by an Eligible Person in conduct which the Eligible Person knows or reasonably should know is contrary to the best interests of the Company, as determined by the Committee in its sole and absolute discretion;

iii.

an Eligible Person’s conviction of a felony which involves moral turpitude or which materially impairs such Eligible Person’s ability to perform his or her duties with the Company as determined by the Committee in its sole and absolute discretion; or

iv.

the Eligible Person’s engaging in conduct which violates any applicable law, governmental regulation or governmental executive order, which could reasonably be expected to subject the Company to a material penalty or substantial damages (for example, but without limitation thereto, sexual harassment or illegal discrimination).

d.

Change of Control:  The occurrence of the earliest to occur of any one of the following events on or after the adoption of this Plan by the Board of Directors: (i) one Person (or more than one Person acting as a group) acquires ownership of the Shares of the Company that, together with the Shares held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company's Shares and acquires additional Shares; (ii) one Person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company's Shares possessing 50% or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board of Directors before the date of appointment or election; or (iv) one person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s). For purposes of this definition, a “Person” shall mean any individual, firm, company, partnership, other entity or group, and the terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the Board of Directors of the Company and becomes effective.  Notwithstanding the foregoing, a Change of Control shall not occur as a result from any (a) acquisition by the Company or any Subsidiary, (b) acquisition by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) transfer to a fiduciary for the benefits of the transferring owner or his spouse or lineal descendants, or (d) transfer by will or by operation of the laws of descent and distribution.

e.

Code: The Internal Revenue Code of 1986, as amended.

f.

Committee: The Board of Director’s Compensation Committee, or if no Compensation Committee has been established, the Board of Directors. Except as otherwise determined by the Board of Directors, the Compensation Committee shall consist solely of three or more Non-Employee Directors who are also Outside Directors.

g.

Company: United Bancshares, Inc., an Ohio corporation, and its Subsidiaries.

The Board of Directors shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board of Directors intends to satisfy such exemption requirements, with respect to Options to any Eligible Person and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board of Directors that at all times consists solely of three or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board of Directors or the Committee may (i) delegate to a Committee who are not Outside Directors the authority to grant Options to Eligible Persons who are not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors the authority to grant Options to Eligible Persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Option is not validly granted under the Plan in the event Options are granted under the Plan by

Committee that does not at all times consist solely of three or more Non-Employee Directors who are also Outside Directors.

h.

Eligible Person: A key employee who in the opinion of the Committee can and does contribute significantly to the growth and successful operations of the Company.  The recommendation of the grant of an Option to such person by the Committee shall be deemed a determination by the Committee that such person is an Eligible Person.

i.

Fair Market Value: As of any date, the value of the Shares as determined below. If the Shares are listed on any established stock exchange or a national market system, including without limitation, the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

j.

Good Reason: The occurrence of an event which: (i) if an Eligible Person is a party to an employment or service agreement with the Company or any of its Subsidiaries and such agreement provides for a definition of Good Reason, meets the definition contained therein; or (ii) if no such agreement exists or if such agreement does not define Good Reason, is one or more of the following without the Eligible Person’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Eligible Person describing the applicable circumstances (which notice must be provided by the Eligible Person within ninety (90) days of the Eligible Person’s knowledge of the applicable circumstances): (a) any material, adverse change in the Eligible Person’s duties, responsibilities, authority, title, status or reporting structure; (b) a material reduction in the Eligible Person’s base salary or bonus opportunity; or (c) a geographical relocation of the Eligible Person’s principal office location by more than fifty (50) miles.

k.

Non-Employee Director:  A member of the Board of Directors who is a "non-employee director" within the meaning of Rule 16b-3.

l.

Option:  An option to purchase Shares which is granted to an Eligible Person under this Plan pursuant to the terms of an Agreement.

m.

Outside Director: A member of the Board of Directors who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

n.

Performance Goals: For a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Option granted to any Eligible Person for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Eligible Persons based on the following events:  (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or criteria determinable category thereof; and (viii) a change in the Company's fiscal year.

o.

 Performance Criteria:  The criterion or criteria that the Committee may, but is not required, select for Performance Goal(s) over a Performance Period with respect to any Option under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, division, business unit or operational unit of the Company) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue; (v) gross profit or gross profit growth; (vi) net operating profit (before or after taxes); (vii) return on assets, capital, invested capital, equity, or sales; (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) improvements in capital structure; (xii) budget and expense management; (xiii) productivity ratios; (xiv) economic value added or other value added measurements; (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets; (xvii) margins; (xviii) operating efficiency; (xix) working capital targets; (xx) enterprise value; (xxi) safety record; and (xxii) completion of acquisitions or business expansion.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or a Subsidiary as a whole or any division, business unit or operational unit of the Company and/or a Subsidiary or any combination thereof, as the Committee may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Criterion above as compared to various stock market indices.

The Committee also has the authority to provide for accelerated vesting of any Option based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an criteria fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

Should the Committee desire to issue “performance-based compensation” under Section 162(m) of the Code, the Performance Criteria upon which the Option may be subject to must obtain shareholder approval at least every five years. Notwithstanding the preceding sentence, in the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

p.

Performance Period:  The one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining an Eligible Person's right to and the payment of an Option subject to Performance Goals.

q.

Plan:  The United Bancshares, Inc. 2016 Stock Option Plan herein set forth and as the same may from time to time be amended.

r.

Shares:  Shares of United Bancshares, Inc. common stock, without par value.

s.

Subsidiary:  A company or other entity designated by the Committee, at any time, in which the Company has a significant equity interest.

t.

Termination of Employment or Terminates Employment:  A “separation from service,” within the meaning of Code §409A and Treasury Regulation §1.409A-1(h), by an Eligible Person from the Company and all Subsidiaries.

3.

Grants of Options:

a.

Subject to the provisions of this Plan, the Committee (subject to Board approval as required by the terms of the Charter of the Compensation Committee) may at any time, or from time to time, grant Options under this Plan to, and only to, Eligible Persons.

b.

Options contingently granted prior to the approval of this Plan by the Company’s Committee but subject to such approval shall be deemed to be granted hereunder as of the date of such approval.

4.

Shares Subject to this Plan:

a.

The aggregate number of Shares which may be granted under this Plan or to any one Eligible Person shall not exceed 250,000 Shares.

b.

Any Shares granted in connection with an Option shall be counted against this limit as one Share for every one Option awarded.  During the term of any outstanding Option, the Company shall keep available at all times the number of Shares required to satisfy such Options.

c.

The Shares issued in connection with this Plan may be either authorized but unissued shares or treasury shares with the Committee to make the decision as to which type of Shares are to be issued.

5.

Options:  Options shall be subject to the following provisions:

a.

The exercise price for an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised; or

(b) in the discretion of the Committee, upon such terms as the Committee shall approve, exercise price may be paid: (i) by delivery to the Company of other Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of Shares being acquired, or by means of attestation whereby the Eligible Person identifies for delivery specific Shares that have an aggregate Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of Shares equal to the difference between the number of Shares thereby purchased and the number of identified attestation Shares; (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; (iv) any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Shares are publicly traded (i.e., the common stock is listed on any established stock exchange or a national market system) an exercise by an employee that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Eligible Person under this Plan.

b.

Each Agreement shall specify the period during which the Options may be exercised and shall provide that the Options shall expire at the end of such period (or periods); provided that such expiration date shall not be later than ten years from the date of grant thereof.  Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option.  Provided, however, that the date of exercise of an Option shall be determined under procedures established by the Committee. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

c.

Subject to the expiration of and the termination of Options under an Agreement, each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee’s death, only by the optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution.  An Option, to the extent that it is vested and not exercised, shall terminate at the close of business on the ninetieth day following the date the optionee Terminates Employment, unless the optionee Terminates Employment because of (i) Cause, (ii) resignation with the consent of the Committee (which consent may be given before or after resignation), or (iii) by reason of death or incapacity (as determined by the Committee). If an optionee Terminates Employment for Cause, then any Option granted shall immediately terminate.  Except as provided in the next sentence, if the optionee Terminates Employment without Cause, the Option shall terminate ninety days after the optionee Terminates Employment. If the optionee Terminates Employment by reason of death or incapacity (as determined by the Committee), or if the optionee should die during the ninety day period referred to in the preceding sentence, the Option shall terminate one-year after the optionee Terminates Employment due to such event.  In the event of death or incapacity (as determined by the Committee), each Option held by an optionee shall immediately vest and be exercisable, subject to the limitations contained herein. Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

d.

Options shall be granted for such lawful consideration as the Committee shall determine.  No Option may be granted with an exercise price which is below the Fair Market Value of a Share on the date of the grant.

e.

No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution.

f.

Each Option shall be evidenced by a written Agreement, which shall contain such terms and conditions (including, without limitation, Performance Goals, if any), and shall be in such form, as the Committee may determine, provided the Agreement is consistent with this Plan and incorporates it by reference.  Notwithstanding the preceding sentence, an Agreement if so recommended by the Committee may include restrictions and limitations in addition to those provided for in this Plan.

g.

Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The vesting provisions of Options may vary, however, the vesting provisions of Options shall be in an Agreement. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on attainment of Performance Goals) as the Committee may deem appropriate. No Option may be exercised for a fraction of a Share.

i.

Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of Shares or the withholding of Shares to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time.  Provided, however, that all such Shares so surrendered or withheld shall be valued at the Fair Market Value for the date on which they are surrendered or withheld, and the number of Shares surrendered or withheld shall not exceed the number of such Shares necessary to satisfy the withholding obligation.

6.

Adjustment Provisions:  In the event that any recapitalization, reclassification, or any similar transaction shall be effected, or the outstanding Shares are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of Shares or other securities of the Company or for shares of stock or other securities of any other company, or a record date for determination of holders of Shares entitled to receive a share split or a dividend payable in Shares shall occur, (i) the number of Shares or other securities that may be issued or transferred pursuant to Options or with respect to which a cash payment pursuant to the Option is determinable, (ii) the number and class of Shares or other securities which have not been issued or transferred under outstanding Options, (iii) the purchase price to be paid per Share or other security under outstanding Options, and (iv) the price to be paid by the Company or a Subsidiary for Shares or other securities issued or transferred pursuant to Options which are subject to a right of the Company or a Subsidiary to reacquire such Shares or other securities, shall in each case be equitably adjusted. Any adjustments made under this Section shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Further, with respect to Options intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Eligible Person notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

7.

Change In Control:     During the period beginning three months prior to the effective date of any Change of Control and ending on the first anniversary of such a Change of Control, one hundred percent (100%) of the Options granted herein to Eligible Persons which have then been outstanding hereunder for at least six months and which remain outstanding hereunder shall vest and become payable in the event that: (i) the Company or a Subsidiary Terminates Employment of the Eligible Person involuntarily for any reason other than Cause; or (ii) the Eligible Person Terminates Employment voluntarily for any Good Reason.  Such acceleration shall occur without regard to any limitation imposed by the Plan or the Committee at the time the Option was granted.

In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per Share received or to be received by other shareholders of the Company in connection with the Change in Control. In the case of any Option with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

8.

Term:  This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company.  This Plan shall remain in effect until such time as it is terminated by the Committee; provided, however, that the term of the Plan shall not extend longer than the earliest of: (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board of Directors; (ii) the date on which all Shares available for issuance under the Plan have been issued and cannot again become available for grant under this Plan by operation of no longer being exercisable or payable by expiration, termination or forfeiture; or (iii) the termination of all outstanding Options in connection with a Change in Control.  All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Agreement related to those Options.

9.

Administration:

a.

The Plan shall be administered by the Committee.  Grants of Options may be recommended by the Committee either with or without consultation with employees or officers of the Company, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Persons and in recommending Options to be granted to them.

b.

Subject to the provisions of this Plan, the Committee shall specify in each Agreement the terms of each Option, including, where applicable, the exercise price, any provisions regarding redemption or forfeiture of Options or Shares, acceleration or extension of exercise dates, and such other matters as the Committee determines to be appropriate.  The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established.  The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable.  All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

c.

Members of the Committee acting under this Plan shall be indemnified, if applicable, in accordance with the terms of the Company’s Articles of Incorporation and Code of Regulations.

10.

Changes in Form or Acquisitions:  If the Company should, either pursuant to an initial public offering or otherwise, merge or consolidate, or purchase or exchange stock or assets with another entity, the Company in connection therewith, upon the recommendation and approval of the Committee, (i) may assume, in whole or in part and with or without modifications or conditions, any ownership incentives granted by such other entity to its employees, in their capacity as such, (ii) may grant new Options in substitution therefore; provided that the granting of an Option with the terms and conditions of the assumed or substitute Options is permissible under this Plan, or (iii) may cause such other entity to assume the obligations of the Plan and substitute ownership incentives in such other entity for the Options granted hereunder, provided that such assumption shall not, without the consent of the Eligible Person, adversely affect any Option theretofore granted to such Eligible Person.

11.

Withholding Obligations: To the extent provided by the terms of an Agreement and subject to the discretion of the Committee, the Eligible Person may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Agreement by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Eligible Person by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Eligible Person as a result of the exercise or acquisition of Shares under an Agreement, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Shares.

12.

Section 409A of the Code: The Plan is intended to be exempt from the application of Section 409A of the Code and all guidance promulgated thereunder to implement Section 409A of the Code. In accordance therewith, any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. However, to the extent that intention is not fulfilled and the grant of an Option becomes subject to Section 409A of the Code, the Plan shall be interpreted and administered to be in compliance therewith. In such an instance, notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Eligible Person’s Termination from

Employment shall instead be paid on the first payroll date after the six-month anniversary of the Eligible Person’s Termination from Employment (or the Eligible Person’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Eligible Person under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Eligible Person for such tax or penalty.

13.

Section 16: It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Eligible Persons will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.

General Provisions:

a.

Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in his or her relationship with the Company, or shall affect the right of the Company to terminate any employee at any time with or without cause.

b.

No Shares shall be issued or transferred pursuant to an Option unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with.  No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any Shares allocated or reserved for the purposes of this Plan or subject to any Option except as to Shares, if any, as shall have been issued or transferred to him.

c.

During the exercise period of an Option, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered or escrowed as the Committee may require.

d.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

e.

Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, or group insurance plan.

f.

The invalidity or unenforceability of any provision of the Plan or an Agreement shall not affect the validity of the other provisions, and this Plan and any Agreement shall be construed in all respects as if the invalid or unenforceable provision(s) were omitted.

g.

The Company shall take all necessary or appropriate actions to ensure that all grants of Options and all exercises thereof under this Plan are in full compliance with all Federal and state securities laws.

h.

The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

15.

Amendments and Discontinuance:

a.

This Plan may be amended by the Committee.

b.

The Committee may by resolution adopted by a majority of the entire Committee discontinue this Plan.

c.

No amendment or discontinuance of this Plan by the Committee shall, without the consent of the Eligible Person, adversely affect any Option theretofore granted to him.

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IMPORTANT ANNUAL MEETING INFORMATION	000004	000000000.000000 ext 000000000.000000 ext 000000000.000000 ext		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
ENDORSEMENT_LINE____________SACKPACK_________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Common Shareholder proxies submitted by the internet or telephone must be received by 1:00 a.m. Eastern Time on April 27, 2016.

Plan Participant voting instructions submitted by the internet or telephone must be received by 1:00 a.m. Eastern Time on April 25, 2016.

Vote by Internet
			•	Go to www.investorvote.com/UBOH
			•	Or scan the QR code with your smartphone
			•	Follow the steps outlined on the secure website
Vote by telephone
		•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone phone
		•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.  [X]

Annual Meeting Proxy Card 1234 5678 9012 345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A		Proposals: The Board of Directors recommends a vote FOR all the nominees listed and FOR each of Proposals 2, 3 and 4.

1. Election of Directors:
01- Robert L. Benroth	For Withhold [ ] [ ]	02 - James N. Reynolds	For Withhold [ ] [ ]	03 - H. Edward Rigel	For Withhold [ ] [ ]

04 - David P. Roach	For Withhold [ ] [ ]	05 - Daniel W. Schutt	For Withhold [ ] [ ]	06 - R. Steven Unverferth	For Withhold [ ] [ ]

07 - Brian D. Young	For Withhold [ ] [ ]

	For	Against	Abstain
2. A non-binding advisory vote to approve the compensation of United Bancshares, Inc.’s executive officers as disclosed in the Proxy Statement for the 2016 Annual Meeting of the Shareholders	[ ]	[ ]	[ ]
	For	Against	Abstain
3. Adoption of the 2016 Stock Option Plan	[ ]	[ ]	[ ]
	For	Against	Abstain
4. Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for United Bancshares, Inc.	[ ]	[ ]	[ ]

5. Transacting such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items.
Change of Address ▬ Please print your new address below.		Comments ▬ Please print your comments below.	Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.

C	Authorized Signatures ▬ This section must be completed for your vote to be counted. ▬ Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signature is by a corporation, a duly authorized officer should sign in full corporate name. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) Please print date below.	Signature 1 Please keep signature within the box.	Signature 2 Please keep signature within the box.

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▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy -- United Bancshares, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 27, 2016

The undersigned having received notice of the Annual Meeting of Shareholders of United Bancshares, Inc., Columbus Grove, Ohio to be held at 10:30 a.m., April 27, 2016, hereby designates and appoints the Proxy Committee of the Board of Directors, as attorney and proxy for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of United Bancshares, Inc., which the undersigned is entitled to vote at such Annual Meeting of Shareholders or at any adjournments thereof, such proxies being directed to vote as specified below on the following proposals and, in their discretion, on any other business that may properly come before the Annual Meeting or any adjournments thereof, including a proposal to adjourn the meeting.

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS OF UNITED BANCSHARES, INC.

ALL FORMER PROXIES ARE HEREBY REVOKED

This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the United Bancshares, Inc. Restated Employee Stock Ownership Plan.  In order to ensure that your employee stock ownership securities are voted as you wish, this proxy must be voted and received by 1:00 p.m., Eastern Time, April 25, 2016.

THIS PROXY SOLICITED BY THE TRUSTEES OF UNITED BANCSHARES, INC.

RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

ALL FORMER PROXIES ARE HEREBY REVOKED

This proxy when properly executed will be voted in the manner directed herein by the undersigned.  If no direction is given, the proxy will be voted FOR all the nominees listed and FOR Proposal 2, 3 and 4.

The Board of Directors recommends a vote FOR all the nominees listed and FOR each of Proposals 2, 3 and 4.

Please complete, sign, date and promptly mail this proxy in the enclosed postage paid envelope.